UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2010
MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

28903 North Avenue Paine	91355
Valencia, California	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (661) 775-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 28, 2010, we announced that the U.S. Food & Drug Administration (the “FDA”) had informed us that the agency will not be able to complete the review of the New Drug Application (the “NDA”) for AFREZZA® (insulin human [rDNA origin]) Inhalation Powder by the action date of December 29, 2010. The FDA stated that it will require approximately four additional weeks to complete its review of the NDA.
Forward Looking Statements
This Current Report contains forward-looking statements, including statements related to the regulatory approval process with respect to AFREZZA, that involve risks and uncertainties. Words such as “anticipates”, “intends”, “plans”, “proposes”, “expects”, “will”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to difficulties or delays in seeking or obtaining regulatory approval and other risks detailed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2009 and periodic reports on Form 10-Q and Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation and expressly disclaim any duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION
By:	/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: December 28, 2010